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                                                                    Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Rochester Gas and Electric Corporation of our report dated January 23, 1998 appearing on page 35 of Rochester Gas and Electric Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.




[PricewaterhouseCoopers LLP]

PricewaterhouseCoopers LLP


Rochester, New York
November 13, 1998